Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 1, 2005

MICROMUSE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23783	943288385
(Commission File Number)	(IRS Employer Identification Number)

139 Townsend Street

San Francisco, California 94107

(Address of Principal Executive Offices, Including Zip Code)

(415) 343-7600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On August 1, 2005, the Compensation Committee of the Micromuse Board of Directors amended the Fiscal Year 2005 Worldwide Incentive Compensation Plan to increase the net revenue performance measures and decrease the non-GAAP earnings per share performance measures for our fiscal 2005 fourth quarter ending September 30, 2005. This amendment reflects the anticipated financial impact of the previously announced acquisitions of Quallaby Corporation and GuardedNet, Inc. The net revenue and non-GAAP earnings per share performance targets are used to determine quarterly bonus payments for fiscal 2005 to our named executive officers and employees generally, as reported in Part II, Item 5 of our Form 10-Q filed on February 9, 2005. The specific revenue and pro forma earnings per share performance targets are not public information and are the subject of a request for confidential treatment. The plan is otherwise available as Exhibit 10.20 to our Form 10-Q filed on May 10, 2005.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 1, 2005, Micromuse Inc. completed its acquisition of GuardedNet, Inc., a privately held software company based in Atlanta, Georgia, pursuant to an Agreement and Plan of Merger dated as of June 30, 2005 by and among Micromuse Inc., Brinks Acquisition, Inc. (a subsidiary of Micromuse) and GuardedNet, Inc. Subject to the terms of the merger agreement, the purchase price was $16.2 million in cash.

The foregoing summary is not a complete description of the merger agreement and is qualified in its entirety by reference to the merger agreement filed as Exhibit 2.2 to Form 8-K by Micromuse on July 1, 2005, to report the signing of the agreement. The merger agreement is incorporated in this Item 2.01 by this reference.

The Merger Agreement contains representations and warranties of Micromuse, its acquisition subsidiary and GuardedNet, Inc. that these parties made to each other as of specific dates. For reasons noted below, no investors in Micromuse or other persons not parties to this agreement should rely on these representations and warranties as statements of factual information or for any other purpose. The representations and warranties were made solely for purposes of this agreement between, and only for the benefit of, the specified signing parties, and may be subject to important exceptions or limitations negotiated by the parties or contained in exhibits or schedules that are not being filed with the agreement. Also, some of the representations and warranties may be subject to contractual materiality or other standards in order to allocate risk between the named parties or for other purposes. None of the representations and warranties have been prepared for the purpose of disclosing information to investors in Micromuse or with the expectation that non-parties would rely on them.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The financial statements required by this item are not included with this report of the completed acquisition under Item 2.01. The required financial statements will be filed by amendment not later than 71 calendar days after the date this Form 8-K was required to be filed.

(b) Pro Forma Financial Information. The financial statements required by this item are not included with this report of the completed acquisition under Item 2.01. The required financial statements will be filed by amendment not later than 71 calendar days after the date this Form 8-K was required to be filed.

(c) Exhibit:

2.2	Agreement and Plan of Merger by and among Micromuse Inc., Brinks Acquisition, Inc., (subsidiary of Micromuse) and GuardedNet, Inc. (incorporated by reference from Exhibit 2.2 to Form 8-K filed by Micromuse on July 1, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROMUSE INC.

Date: August 4, 2005	By:	/s/ Nell O’Donnell
Name: Nell O’Donnell
Title: Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.2	Agreement and Plan of Merger by and among Micromuse Inc., Brinks Acquisition, Inc. (subsidiary of Micromuse) and GuardedNet, Inc. (incorporated by reference from Exhibit 2.2 to Form 8-K filed by Micromuse on July 1, 2005).

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